UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

Preferred Apartment Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

As of May 7, 2012 (the "Closing Date"), Summit Crossing Mezzanine Lending LLC ("Lender"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), made a mezzanine loan in the amount of $6,103,027 (the "Mezzanine Loan") to Oxford Summit Apartments II LLC, a Georgia limited liability company ("Borrower"), in connection with Borrower's plans to construct a 140-unit multifamily community in suburban Atlanta, Georgia (the "Property"). The full amount of the Mezzanine Loan was funded by Lender to Borrower on the Closing Date.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of an approximately 99.99% interest in, PAC-OP. A portion of the proceeds of the Mezzanine Loan (the "Purchase Price") were used by Borrower to purchase from Oxford Forsyth Development LLC ("Seller") the land on which Borrower will construct the Property. Seller used a portion of the Purchase Price to pay down a portion of a loan guaranteed by John A. Williams, the Company's President, Chief Executive Officer and Chairman of the Board, originally obtained by Seller to acquire, in part, the land on which the Property is to be constructed. The terms of the Mezzanine Loan and the overall transaction structure were approved by the Company's conflicts committee, which consists entirely of independent directors not otherwise interested in the transaction.

In connection with the closing of the Mezzanine Loan, the Lender received a loan fee of 2% of the maximum loan amount, or $122,061. In addition, the Company paid a fee of $61,030, or 1.0% of the maximum loan amount, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), as an "acquisition fee" in accordance with the terms of the management agreement between the Company, PAC-OP and the Manager.

The Mezzanine Loan matures on May 8, 2017, with no option to extend and bears interest at a fixed rate of 8.0% per annum. Interest will be paid monthly with principal and any accrued but unpaid interest due at maturity. The Mezzanine Loan is secured by a pledge of 100% of the membership interests in the Borrower. Prepayment of the Mezzanine Loan is permitted in whole, but not in part, without Lender consent.

Under the terms of a Purchase Option Agreement entered into on the Closing Date in connection with the closing of the Mezzanine Loan, Lender has an option (but not an obligation) to purchase the Property between and including October 1, 2014 and February 28, 2015 for a pre-negotiated purchase price of $19,254,155. If the Property is sold to, or refinanced by, a third party at any time, or is paid off at any time, Lender will be entitled to an exit fee to increase the aggregate interest paid on the Mezzanine Loan to 14.0% per annum (the "Exit Fee"), provided, however, that such Exit Fee shall not be required to be paid if Lender or a wholly owned direct or indirect subsidiary of Lender acquires the Property.

The foregoing description is qualified in its entirety by reference to the Note, the Mezzanine Loan Agreement and the Purchase Option Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, the Board of Directors of the Company (the “Board”) approved certain compensation arrangements for non-employee directors, which include grants of shares of restricted common stock. On May 10, 2012, the Compensation Committee of the Board of Directors approved grants of 6,355 shares of restricted common stock for each non-employee director consistent with the terms of the Company’s 2011 Stock Incentive Plan to each of the following non-employee directors of the Company: Steve Bartkowski, Gary B. Coursey, Daniel M. DuPree, Howard A. McLure and Timothy A. Peterson. The Board also approved the grant of an additional 1,271 shares of restricted common stock for the Chair of the Audit Committee of the Company, Timothy A. Peterson. Each share of restricted common stock will vest on the earlier to occur of (a) May 10, 2012 and (b) the next annual meeting of the Company's stockholders. The foregoing summary of the restricted common stock grants is qualified in its entirety by reference to the form of the Restricted Stock Agreement, filed as an exhibit hereto and incorporated by reference herein.

Item 5.07       Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 10, 2012. The following proposals were set forth in our Proxy Statement dated March 23, 2012, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. For more information on these proposals, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. Below are the final voting results. As of the record date, March 15, 2012, there were 5,178,313 shares of Common Stock entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 4,563,755 shares of Common Stock representing 88.13% of the total shares of Common Stock entitled to vote at the meeting.

(1)           The following seven persons were elected directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
John A. Williams	2,914,581	12,541	1,636,633
Leonard A. Silverstein	2,914,581	12,541	1,636,633
Steve Bartkowski	2,912,581	14,541	1,636,633
Gary B. Coursey	2,914,073	13,049	1,636,633
Daniel M. DuPree	2,912,581	14,541	1,636,633
Howard A. McLure	2,912,073	15,049	1,636,633
Timothy A. Peterson	2,914,073	13,049	1,636,633

(2)	Advisory vote on the Company's executive compensation:

For	2,883,447
Against	30,323
Abstain	13,352
Broker Non-Votes	1,636,633

(3)	Advisory vote on the frequency of advisory votes on the Company's executive compensation:

1 Year	568,620
2 Years	3,430
3 Years	2,337,376
Abstain	17,696
Broker Non-Votes	1,636,633

(4)	The stockholders ratified PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for the Company for 2012:

For	4,444,656
Against	117,883
Abstain	1,216

Item 8.01	Other Events.

On May 10, 2012, the Board declared a quarterly dividend of $0.13 per share of common stock payable July 16, 2012, to common stockholders of record on June 29, 2012. In addition, on May 10, 2012, the Board declared the following per share dividends on the Company's Series A Redeemable Preferred Stock, payable June 20, 2012 to applicable preferred stockholders of record on May 31, 2012:

CUSIP #	Dividend Per Share
74039L 202	$5.00	(1)
74039L 301	$5.17	(2)

(1) This dividend represents $5.00 per share for the full monthly period in May 2012.

(2) This dividend represents $5.00 per share for the full monthly period in May 2012 and $0.17 per share for the day of initial issuance of the shares on April 30, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

10.1	Note in the amount of $6,103,027 dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.2	Mezzanine Loan Agreement dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.3	Purchase Option Agreement dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.4	Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.9 to Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Company with the Securities and Exchange Commission on March 4, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 11, 2012	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Note in the amount of $6,103,027 dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.2	Mezzanine Loan Agreement dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.3	Purchase Option Agreement dated as of May 7, 2012 by Oxford Summit Apartments II LLC to Summit Crossing Mezzanine Lending, LLC
10.4	Form of Restricted Stock Agreement pursuant to the Preferred Apartment Communities, Inc. 2011 Stock Incentive Plan(1)

(1) Previously filed as Exhibit 10.9 with the Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Company with the Securities and Exchange Commission on March 4, 2011.